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                                                                   EXHIBIT 10.26
April 1, 1996

Robert Hess
IVI Publishing, Inc.
2382 Faraday Avenue, Suite 350
Carlsbad, CA  92008


RE: OFFICIAL NOTIFICATION
    LEASE COMMENCEMENT DATE
    IVI PUBLISHING
    2382 FARADAY AVE., SUITE 130
    CARLSBAD, CA 92008

Dear Bob:

This letter, along with the attached Exhibit C, serve to officially establish the commencement date of the lease for the space at 2382 Faraday Ave., Suite 130, Carlsbad, CA 92008.

The commencement date is hereby established at April 1, 1996.

Please sign and return to me two (2) copies of the attached Exhibit C. Please keep this letter and one (1) copy of the fully executed Exhibit C and attach both to your lease.

Should you have any questions please do not hesitate to give me a call.

Sincerely

TriMark Realty Advisors

/s/ Ramont T. Turnbull

Ramont T. Turnbull

RTT/jm